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                                                                     EXHIBIT 3.6

                                                          FEDERAL IDENTIFICATION
                                                          No. 042211809

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, Albert Rand, President, and John L. Wilkinson, Clerk, of Dynamics Research Corporation, located at 60 Frontage Road, Andover, Massachusetts 01810, certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on April 28, 1998, by vote of: 5,407,190 shares of Common Stock of 6,322,521 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

      WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
    -----------------------------                 -----------------------------
      TYPE       NUMBER OF SHARES       TYPE      NUMBER OF SHARES    PAR VALUE
    ---------    ----------------    ----------   ----------------    ---------

    Common:            N/A           Common:            15,000,000    $     0.10

    Preferred:         N/A           Preferred:          5,000,000    $     0.10

Change the total authorized to:

      WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS
    -----------------------------                 -----------------------------
      TYPE       NUMBER OF SHARES       TYPE      NUMBER OF SHARES    PAR VALUE
    ---------    ----------------    ----------   ----------------    ---------

    Common:            N/A            Common:           30,000,000    $     0.10

    Preferred:         N/A            Preferred:         5,000,000    $     0.10

Voted: That Article 3 of the Articles of Organization of this Corporation is hereby amended to increase the number of authorized shares of Common Stock, $0.10 par value, of the Corporation from 15,000,000 to 30,000,000.

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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ___________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of May, 1998,

               /s/ Albert Rand              , President,
--------------------------------------------

            /s/ John L. Wilkinson           , Clerk.
--------------------------------------------

                                       -2-

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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                                   ----------

                I hereby approve the within Articles of Amendment and, the filing fee in the amount of $15,000 having been paid, said articles are deemed to have been filed with me this 21st day of May, 1998.

                Effective date:
                               -------------------------------------


                           /s/ William Francis Galvin
                           --------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of Document to be Sent To:

                                John L. Wilkinson
                                60 Frontage Road
                          Andover, Massachusetts 01810